UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2010

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Stock repurchase program update

On February 24, 2010, Tucows updated certain details related to its previously announced normal course issuer bid through the facilities of the TSX.  TSX has accepted a notice filed by Tucows of its intention to renew its normal course issuer bid commencing February 26, 2010 and ending February 25, 2011, to repurchase up to 3,854,000 (previously 3,748,000) shares of its common stock, which amount represents approximately 10% of the public float of Tucows.

A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 8.01 and Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits.

Exhibit Number	Exhibit

99.1

Press Release dated February 24, 2010 announcing TSX has accepted a notice filed by Tucows of its intention to renew its normal course issuer bid commencing February 26, 2010 and ending February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: February 24, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1

Press Release dated February 24, 2010 announcing TSX has accepted a notice filed by Tucows of its intention to renew its normal course issuer bid commencing February 26, 2010 and ending February 25, 2011.